CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the references to our firm in the Post-Effective Amendment No. 13 to the Registration Statement on Form N-1A of
The Caldwell & Orkin Funds, Inc. and to the use of our report dated May 27, 1999 on the financial statements and financial highlights of the Caldwell & Orkin Market Opportunity Fund series of The Caldwell & Orkin Funds, Inc. Such financial statements and financial highlights appear in the 1999 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.



                              /s/ Tait, Weller & Baker

                              TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
June 29, 1999